      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2006
                                      REGISTRATION NOS. 333-68800 AND 333-130627
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            WEST POINTE BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           ILLINOIS                                    36-4149655
(State or Other Jurisdiction of             (IRS Employer Identification No.)
Incorporation or Organization)

                              5701 WEST MAIN STREET
                           BELLEVILLE, ILLINOIS 62226
                                 (618) 234-5700
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                ----------------

                                TERRY W. SCHAEFER
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                            WEST POINTE BANCORP, INC.
                              5701 WEST MAIN STREET
                           BELLEVILLE, ILLINOIS 62226
                                 (618) 234-5700
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:

                                  JOHN M. WELGE
                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                           211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000

                                ----------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement.

                                ----------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-68800 and 333-130627

    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                                EXPLANATORY NOTE

    Pursuant to the Registration Statement on Form S-3 (Commission File No. 333-68800, the "Initial Registration Statement") filed with the SEC on August 31, 2001, West Pointe Bancorp, Inc. (the "Company") registered 50,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock") under the West Pointe Bancorp, Inc. Dividend Reinvestment Plan. On December 22, 2005, the Company filed with the SEC the Registration Statement on Form S-3D (Commission File No. 333-130627 and, together with the Initial Registration Statement, the "Registration Statements") relating to (i) an amendment and restatement of the original Dividend Reinvestment Plan (as so amended and restated, the "Plan") and (ii) the registration of 25,000 additional shares (together with the initial 50,000 shares registered under the Initial Registration Statement, the "Shares") under the Plan.

    On April 13, 2006, the Company entered into an Agreement and Plan of Merger with Commerce Bancshares, Inc. ("Commerce") and CBI-Kansas, Inc., a wholly-owned subsidiary of Commerce ("CBI-Kansas"), whereby the Company will merge with and into CBI-Kansas, with CBI-Kansas as the surviving corporation. Pursuant to the merger, all shares of the Company's Common Stock outstanding on the effective date of the merger will be converted into either shares of Commerce common stock and/or the right to receive cash.

    In anticipation of the merger, the Company has terminated the Plan. Pursuant to the Company's undertaking under Item 512(a)(3) of Regulation S-K, by filing this Post-Effective No. 1 the Company hereby terminates the Registration Statements and deregisters all Shares that remain unsold under the Registration Statements as of the date hereof.


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


                                    SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belleville, State of Illinois, on June 12, 2006.


                                             WEST POINTE BANCORP, INC.

                                             By: /s/ Terry W. Schaefer
                                                 -------------------------------
                                                 Terry W. Schaefer
                                             Title: Chief Executive Officer


Note: No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.





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